EXHIBIT 10.b

SECOND AMENDMENT TO HUFFY CORPORATION

1998 DIRECTOR STOCK INCENTIVE PLAN

This Second Amendment is made and effective as of April 22, 2004, to the 1998 Director Stock Incentive Plan (the “Plan”), under the following circumstances:

The Company desires to amend the Plan and such amendment was approved and adopted by the Board of Directors of the Company on February 10, 2004 and by Shareholders of the Company on April 22, 2004.

NOW, THEREFORE, the Plan shall be amended as follows:

1.

Definitions. All capitalized terms herein, unless otherwise specifically defined in this Amendment, shall have the meanings given to them in the Plan.

2.

Amendment.  Section 4(a) of the Plan is hereby amended in its entirety to read as set forth below:

“(a)

The total number of shares of the Company’s Common Stock, $1.00 par value (“Common Stock”), which may be issued in the aggregate under this Plan, the 1998 Key Employee Stock Plan and the 1998 Restricted Share Plan shall not exceed 2,606,714 shares subject, however, to adjustments required under the provisions of Section 15 hereof.”

3.

Effective Date and Affirmation.  This Amendment shall be effective as of April 22, 2004.  Except as amended hereby and the First Amendment, the Plan remains unchanged and in full force and effect.

IN WITNESS WHEREOF, this Second Amendment has been executed as of April 23, 2004.

HUFFY CORPORATION

/s/ Nancy A. Michaud

Nancy A. Michaud

Vice President – General Counsel

and Secretary